Exhibit 21

Subsidiary Legal Name (a)	Jurisdiction	# of Omitted Subsidiaries Located in the U.S. (b)	# of Omitted Subsidiaries located in Foreign Countries (b)	Assumed Name or d/b/a
Audi Zentrum Aachen Jacobs Auto GmbH	Germany		2	Audi Zentrum Aachen Jacobs Düen Jacobs Geilenkirchen
Classic Auto Group, Inc.	New Jersey	3		Chevrolet of Turnersville, Cadillac of Turnersville
Dan Young Chevrolet, Inc.	Indiana	2		N/A
DiFeo Partnership, LLC	Delaware	6		N/A
Goodman Retail Limited	England and Wales		1	N/A
Isaac Agnew (Holdings) Limited	Northern Ireland		6	N/A
Jacobs Holding GmbH	Germany		7	N/A
Landers Auto Sales, LLC	Delaware	6		Landers Chrysler Jeep Dodge
Late Acquisition 1, LLC	Delaware	1		N/A
MAN Automotive Imports Pty Ltd.	Australia		1 (c)	NA
Maranello Holdings Ltd.	England & Wales		1	N/A
PAG Atlanta Management, LLC	Delaware	2		N/A
PAG Canadian Holdings ULC	British Columbia		1 (d)	N/A
PAG Greenwich Holdings, LLC	Delaware	1		N/A
PAG International Ltd.	England & Wales		1	N/A
PAG Italy S.r.l.	Italy		8	N/A
PAG Orlando Limited, LLC	Delaware	1		N/A
PAG West, LLC	Delaware	41		N/A
Penske Automotive Europe GmbH	Germany		2	N/A
Penske Commercial Vehicles Investments NZ Pty Ltd.	New Zealand		1	N/A
Penske Commercial Vehicles Pty Ltd.	Australia		3	N/A
Penske Commercial Vehicles US, LLC	Delaware	4		N/A
Penske Power Systems Investments NZ Pty Ltd.	New Zealand		1	N/A
Penske Transportation Group International Pty Ltd.	Australia		1 (c)	N/A
PPS Holdings Australia Pty. Ltd.	Australia		1 (c)	N/A
SDG Automotive Investments, LLC	Ohio	1		N/A
Sytner Group Limited	England and Wales		10	N/A
Tamburro Enterprises, Inc.	Nevada	3		N/A
Trainer (Holdings) Ltd.	England and Wales		1	N/A
UAG Caribbean, Inc.	Delaware	2		N/A
UAG Classic, Inc.	Delaware	4		N/A
UAG Connecticut I, LLC	Delaware	3		N/A
UAG Houston Acquisition, Ltd.	Texas	2		N/A
United Auto Finance, Inc.	Delaware	2		N/A
Volkswagen Zentrum Aachen (VW) GmbH	Germany		3	N/A

(a)

Certain subsidiaries were omitted pursuant to Item 601 (21) (ii) of the SEC’s Regulation S-K, including 37 subsidiaries owned directly by Registrant which are automotive retail subsidiaries operating in the United States.

(b)	Omitted subsidiaries are automotive retail subsidiaries and were omitted pursuant to Item 601 (21) (ii) of the SEC’s Regulation S-K unless further footnoted.

(c)	Commercial vehicle, diesel engine, gas engine or power system distribution subsidiary or subsidiaries.

(d)	Commercial vehicle retail subsidiary.